Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(31,408)
Unrealized Gain (Loss) on Market Value of Futures	(88,040)
Dividend Income	230
Interest Income	149
Total Income (Loss)	$(119,069)

Expenses
Professional Fees	$10,046
General Partner Management Fees	9,810
Prepaid Insurance Expense	261
Brokerage Commissions	215
NYMEX License Fee	196
Non-interested Directors' Fees and Expenses	168
Total Expenses	20,696
Expense Waiver	(8,925)
Net Expenses	$11,771
Net Income (Loss)	$(130,840)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/14	$16,369,111
Net Income (Loss)	(130,840)

Net Asset Value End of Month	$16,238,271
Net Asset Value Per Share (900,000 Shares)	$18.04

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612